UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of ReShape Lifesciences Inc. (“ReShape”) was held on May 13, 2021 (the “Special Meeting”). At the close of business on April 7, 2021, the record date for the Special Meeting, there were 6,166,554 shares of common stock outstanding and entitled to vote. Holders of 5,841,872 shares of common stock, representing a like number of votes, were present at the Special Meeting, either in person or by proxy. Set forth below are the voting results from the Special Meeting.

Proposal 1. To adopt the Agreement and Plan of Merger, dated January 19, 2021, by and among ReShape, Obalon Therapeutics, Inc. (“Obalon”), and Optimus Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Obalon, and thereby approve the merger of Merger Sub with and into ReShape with ReShape surviving as a wholly owned subsidiary of Obalon, and other transactions contemplated thereby, which required the affirmative vote of the holders of a majority of all outstanding shares of common stock entitled to vote at the Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,841,814	47	11	0

ReShape did not call the vote on the adjournment of the Special Meeting as there were sufficient votes to approve Proposal 1. No other proposals were submitted to a vote of ReShape’s stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By: /s/ Barton P. Bandy

Barton P. Bandy

President and Chief Executive Officer

Dated: May 19, 2021